Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888
METLIFE ANNOUNCES FIRST QUARTER 2011 RESULTS
— Operating Earnings of $1.4 Billion ($1.33 Per Share), up 64% from 1Q 2010 —
— Net Income of $830 Million ($0.78 Per Share), up 3% from 1Q 2010 —
— Record Premiums, Fees & Other Revenues of $11.0 Billion, up 27% from 1Q 2010 —
— Book Value Per Share Increases 10% Over 1Q 2010 —
NEW YORK, May 4, 2011 — MetLife, Inc. (NYSE: MET) today reported first quarter 2011 net income of $830 million, or $0.78 per share, and operating earnings1 of $1.4 billion, or $1.33 per share.
“With record top-line performance and a 64% increase in operating earnings over the first quarter of 2010, MetLife delivered very strong results in the first quarter of 2011,” said Steven A. Kandarian, who became president & chief executive officer of MetLife, Inc. on May 1, 2011. “In addition to benefiting from the acquisition of Alico, we grew operating earnings in our U.S. Business by 15% while total net investment income increased 14% over the first quarter of 2010. I am pleased about the opportunities before us to extend our lead in the marketplace, and I look forward to working with our talented and dedicated associates and distribution partners to take MetLife to the next level of global growth. We remain focused on leveraging the many strengths of our recently expanded organization to achieve our vision of being the leading global life insurance and employee benefits company.”

[1]	Information regarding the non-GAAP financial measures included in this press release and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the First Quarter 2011 Quarterly Financial Supplement.

FIRST QUARTER 2011 SUMMARY
•	Premiums, fees & other revenues of $11.0 billion, reflecting a full quarter of Alico results, up 27% over the first quarter of 2010 and up 15% over the fourth quarter of 2010
•	Strong U.S. annuity sales of $6.1 billion, up 34% over the first quarter of 2010
•	Total International* sales more than doubled on a reported basis over the first quarter of 2010 and were up 27% compared to combined MetLife and Alico first quarter 2010 results
•	Operating earnings of $1.4 billion ($1.33 per share), which reflects strong variable investment income above the plan range by $61 million ($0.06 per share), after tax and the impact of deferred acquisition costs (DAC)

($ in millions, except per share data)	For the three months ended March 31,
	2011	2010	Change

Premiums, fees & other revenues	$10,955	$8,659	27%
Total operating revenues	$15,824	$12,930	22%
Net income	$830	$805	3%
Net income per share	$0.78	$0.97	(20)%
Operating earnings	$1,418	$864	64%
Operating earnings per share	$1.33	$1.04	28%
Book value per share	$45.24	$41.21	10%
Book value per share excluding AOCI	$44.18	$42.67	4%

*	International’s first quarter 2011 results reflect Alico operations from December 1, 2010 through February 28, 2011 due to Alico’s fiscal year beginning on December 1.
BUSINESS SEGMENT DISCUSSIONS
All comparisons of first quarter 2011 results in the segment discussions below are with the first quarter of 2010, unless otherwise noted. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release and in the First Quarter 2011 Quarterly Financial Supplement, which is available on the Investor Relations section of www.metlife.com.
U.S. BUSINESS
•	U.S. Business premiums, fees & other revenues of $7.0 billion
•	Record variable annuity sales of $5.7 billion, up 41%
•	Operating earnings of $908 million, up 15% due to increases in Insurance Products, Retirement Products and Corporate Benefit Funding
Insurance Products
Premiums, fees & other revenues for Insurance Products — which includes group life, individual life and non-medical health insurance — were $5.0 billion, down 2%. Operating earnings for Insurance Products were $350 million, up 17% driven by strong underwriting results in group life and non-medical health. Results reflect the company’s continued commitment to pricing discipline.

Retirement Products
Premiums, fees & other revenues for Retirement Products — which includes the company’s U.S. annuity products — were $867 million, up 13%. Total annuity sales increased 34% to $6.1 billion, driven by strong growth in variable annuities across all distribution channels. In addition, total annuity net flows were strong at $2.6 billion and higher than in both the first and fourth quarters of 2010. Operating earnings for Retirement Products were $212 million, up 5% driven by higher separate account fee income.
Corporate Benefit Funding
Premiums, fees & other revenues for Corporate Benefit Funding — which includes the U.S. and U.K. pension closeout businesses, structured settlements and other corporate benefit funding products — were $405 million, down from $789 million, due to lower pension closeout sales (which fluctuate from quarter to quarter) and a decline in structured settlement sales, which were very strong in the first quarter of 2010. Total assets (general and separate accounts) in Corporate Benefit Funding grew 10% to reach $159.7 billion and operating earnings were $289 million, up 31% primarily due to higher net investment income.
Auto & Home
Net written premiums for Auto & Home were $719 million, up 3% due to growth across the business. Operating earnings were $57 million, down 21% largely due to severe weather in the Northeast in the first quarter of 2011. In addition, catastrophe losses were $14 million higher than expected. Favorable non-catastrophe claim development related to prior accident years was $10 million, after tax, compared with $5 million, after tax, in the first quarter of 2010. Excluding catastrophes, Auto & Home’s combined ratio was 92.3%, compared with 88.8%.
INTERNATIONAL BUSINESS
•	International premiums, fees & other revenues of $3.8 billion, up from $1.1 billion driven by the acquisition of Alico and reflecting particularly strong performance in the Latin America and Asia Pacific regions
•	Total International sales up 27%; Japan sales up 45%, both based on combined MetLife and Alico first quarter 2010 results
•	Operating earnings of $567 million, up from $147 million largely due to the acquisition of Alico
Japan
Premiums, fees & other revenues in Japan were $1.7 billion and reflect strong sales, particularly in life and accident & health insurance, as well as improved persistency. Operating earnings in Japan were strong at $290 million and reflect both growth in the business as well as higher net investment income.
MetLife currently expects that the impact to the company’s second quarter 2011 operating earnings from additional insurance claims and increased operating expenses due to the March 11 earthquake in Japan will be between $45 million and $65 million, after tax.
Other International Regions
Premiums, fees & other revenues in MetLife’s Other International Regions were $2.1 billion, up 86% largely driven by the Alico acquisition as well as strong performance in the Latin America and Asia Pacific regions. In Latin America, growth in the institutional business in Mexico, the group life and dental businesses in Brazil and in accident & health insurance in both Chile and Argentina contributed to the region’s strong results. In the Asia Pacific region, growth was driven by strong life insurance sales through the agency channel in Korea. Operating earnings in the Other International Regions were also strong at $277 million due to growth in the business.
BANKING, CORPORATE & OTHER
Total operating revenues for MetLife Bank were down 8% to $275 million while its operating earnings were $11 million, down from $53 million, reflecting lower mortgage refinancing activity. MetLife Bank’s total assets at March 31, 2011 were $15.6 billion, up 15% from March 31, 2010.
Corporate & Other had an operating loss of $68 million, compared with an operating loss of $127 million. Results in the first quarter of 2011 benefited from higher net investment income.
INVESTMENTS
•	Investment portfolio of $452.5 billion, up from $345.7 billion at March 31, 2010 largely due to the acquisition of Alico
•	Strong net investment income of $4.9 billion, up 14%
•	Net investment portfolio loss of $29 million, after tax (including impairments of $59 million, after tax), compared with a net investment portfolio loss of $23 million, after tax
Net investment income was $4.9 billion, up 14% from the first quarter of 2010 and up 8% from the fourth quarter of 2010. During the first quarter of 2011, variable investment income was $434 million ($279 million, after tax and the impact of DAC), driven by strong performance from private equity funds.
For the quarter, MetLife reported a $29 million, after tax, net investment portfolio loss. The company also reported $254 million, after tax, in derivative losses primarily due to higher interest rates and a weaker U.S. dollar. MetLife uses derivatives in connection with its broader portfolio management strategy to hedge a number of risks, including changes in interest rates and fluctuations in foreign currencies. Movement in interest rates, foreign currencies and MetLife’s own credit spread — which impacts the valuation of certain insurance liabilities — can generate derivative gains or losses. Derivative gains or losses related to MetLife’s own credit spread do not have an economic impact on the company.
Earnings Conference Call
MetLife will hold its first quarter 2011 earnings conference call and audio Webcast on Thursday, May 5, 2011, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1011 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Thursday, May 5, 2011, until Thursday, May 12, 2011 at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 169214. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.
Non-GAAP and Other Financial Disclosures
All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share and book value per share should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and book value per common share, respectively.
Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources and, consistent with accounting principles generally accepted in the United States of America (“GAAP”) accounting guidance for segment reporting, is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.
Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.
Operating revenues exclude net investment gains (losses) and net derivative gains (losses). The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:
•	Universal life and investment-type product policy fees exclude the amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses) and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”);
•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes certain amounts related to contractholder-directed unit-linked investments, (iv) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and
•	Other revenues are adjusted for settlements of foreign currency earnings hedges.
The following adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:
•	Policyholder benefits and claims and policyholder dividends exclude (i) changes in the policyholder dividend obligation related to net investment gains (losses) and net derivative gains (losses), (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (“GMIB Costs”) and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”);
•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and amounts related to net investment income earned on contractholder-directed unit-linked investments;
•	Amortization of DAC and value of business acquired (“VOBA”) excludes amounts related to (i) net investment gains (losses) and net derivative gains (losses), (ii) GMIB Fees and GMIB Costs and (iii) Market Value Adjustments;
•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;
•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and
•	Other expenses exclude costs related to (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements and (iii) business combinations.
MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results from operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding accumulated other comprehensive income (“AOCI”) and book value per diluted common share, excluding AOCI should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP net income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders and GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share and book value per diluted share, respectively. These reconciliations to the most directly comparable GAAP measure are included in the First Quarter 2011 Quarterly Financial Supplement and in the tables that accompany this earnings press release.
Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.
About MetLife
MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 60 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (3) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) impact of comprehensive financial services regulation reform on us; (5) exposure to financial and capital market risk; (6) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (7) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (8) investment losses and defaults, and changes to investment valuations; (9) impairments of goodwill and realized losses or market value impairments to illiquid assets; (10) defaults on our mortgage loans; (11) the impairment of other financial institutions that could adversely affect our investments or business; (12) our ability to address unforeseen liabilities, asset impairments, loss of key contractual relationships, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (13) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (14) uncertainty with respect to any incremental tax benefits resulting from the planned elections for ALICO and certain of its subsidiaries under Section 338 of the U.S. Internal Revenue Code of 1986, as amended; (15) the dilutive impact on our stockholders resulting from the issuance of equity securities in connection with the acquisition of ALICO or otherwise; (16) economic, political, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (17) our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (18) downgrades in our claims paying ability, financial strength or credit ratings; (19) ineffectiveness of risk management policies and procedures; (20) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (21) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (22) catastrophe losses; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (24) unanticipated changes in industry trends; (25) changes in accounting standards, practices and/or policies; (26) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (27) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (29) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (30) adverse results or other consequences from litigation, arbitration or regulatory investigations; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others, (32) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (33) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, impair our ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (34) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems and management continuity planning which could impair our ability to conduct business effectively; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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MetLife, Inc.
Interim Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended
	March 31,
	2011	2010
	(In millions)
Revenues
Premiums	$8,554	$6,788
Universal life and investment-type product policy fees	1,889	1,405
Net investment income	5,317	4,321
Other revenues	566	513
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(132)	(151)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	9	59
Other net investment gains (losses)	24	124

Total net investment gains (losses)	(99)	32
Net derivative gains (losses)	(315)	41

Total revenues	15,912	13,100

Expenses
Policyholder benefits and claims	8,231	7,464
Interest credited to policyholder account balances	1,924	1,142
Policyholder dividends	372	377
Other expenses	3,902	2,932

Total expenses	14,429	11,915

Income (loss) from continuing operations before provision for income tax	1,483	1,185
Provision for income tax expense (benefit)	428	356

Income (loss) from continuing operations, net of income tax	1,055	829
Income (loss) from discontinued operations, net of income tax	(42)	5

Net income (loss)	1,013	834
Less: Net income (loss) attributable to noncontrolling interests	7	(1)

Net income (loss) attributable to MetLife, Inc.	1,006	835
Less: Preferred stock dividends	30	30
Less: Preferred stock redemption premium	146	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$830	$805

Reconciliation to Operating Earnings Available to Common Shareholders (1), (2)
Net income (loss) available to MetLife, Inc.’s common shareholders	$830	$805

Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	(99)	32
Less: Net derivative gains (losses)	(315)	41
Less: Other adjustments to continuing operations	(166)	(174)
Less: Provision for income tax (expense) benefit	187	36
Less: Income (loss) from discontinued operations, net of income tax	(42)	5
Add: Net income (loss) attributable to noncontrolling interests	7	(1)
Add: Preferred stock redemption premium (3)	146	—

Operating earnings available to common shareholders	$1,418	$864

Reconciliation of GAAP revenues to operating revenues and GAAP expenses to operating expenses (1), (2)

Total revenues	$15,912	$13,100
Less: Net investment gains (losses)	(99)	32
Less: Net derivative gains (losses)	(315)	41
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(3)	(1)
Less: Other adjustments to revenues	505	98

Total operating revenues	$15,824	$12,930

Total expenses	$14,429	$11,915
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(30)	14
Less: Other adjustments to expenses	698	257

Total operating expenses	$13,761	$11,644

	For the Three Months Ended
	March 31,
	2011	2010
Diluted Earnings Per Common Share Calculation:
Net income (loss) available to MetLife, Inc.’s common shareholders per common share — diluted	$0.78	$0.97
Less: Net investment gains (losses)	(0.09)	0.04
Less: Net derivative gains (losses)	(0.29)	0.05
Less: Other adjustments to continuing operations	(0.15)	(0.21)
Less: Provision for income tax (expense) benefit	0.17	0.04
Less: Income (loss) from discontinued operations, net of income tax	(0.04)	0.01
Add: Net income (loss) attributable to noncontrolling interest	0.01	—
Add: Preferred stock redemption premium	0.14	—

Operating earnings available to common shareholders per common share — diluted	$1.33	$1.04

Weighted average common shares outstanding — diluted	1,069.5	828.6

	March 31,
	2011	2010
Book Value Per Common Share Calculation:
Book value per common share — (actual common shares outstanding)	$45.24	$41.21
Less: Accumulated other comprehensive income (loss) per common share	1.06	(1.46)

Book value per common share, excluding accumulated other comprehensive income (loss) — (actual common shares outstanding)	$44.18	$42.67

Common shares outstanding, end of period	1,056.1	819.4

MetLife, Inc.
Reconciliations of Net Income (Loss) Available to Common Shareholders to Operating Earnings Available to Common Shareholders
(Unaudited)

	For the Three Months Ended
	March 31,
	2011	2010
	(In millions)
Total U.S. Business Operations: (1)
Net income (loss) available to MetLife, Inc.’s common shareholders	$725	$797
Less: Net investment gains (losses)	58	74
Less: Net derivative gains (losses)	(303)	54
Less: Other adjustments to continuing operations	(67)	(119)
Less: Provision for income tax (expense) benefit	110	(5)
Less: Income (loss) from discontinued operations, net of income tax	19	2

Operating earnings available to common shareholders	$908	$791

Insurance Products:
Net income (loss) available to MetLife, Inc.’s common shareholders	$251	$289
Less: Net investment gains (losses)	37	13
Less: Net derivative gains (losses)	(169)	20
Less: Other adjustments to continuing operations	(51)	(48)
Less: Provision for income tax (expense) benefit	65	5
Less: Income (loss) from discontinued operations, net of income tax	19	1

Operating earnings available to common shareholders	$350	$298

Retirement Products: (1), (4)
Net income (loss) available to MetLife, Inc.’s common shareholders	$174	$196
Less: Net investment gains (losses)	9	21
Less: Net derivative gains (losses)	(7)	93
Less: Other adjustments to continuing operations	(60)	(123)
Less: Provision for income tax (expense) benefit	20	4

Operating earnings available to common shareholders	$212	$201

Corporate Benefit Funding: (4)
Net income (loss) available to MetLife, Inc.’s common shareholders	$243	$241
Less: Net investment gains (losses)	12	41
Less: Net derivative gains (losses)	(127)	(59)
Less: Other adjustments to continuing operations	44	52
Less: Provision for income tax (expense) benefit	25	(14)
Less: Income (loss) from discontinued operations, net of income tax	—	1

Operating earnings available to common shareholders	$289	$220

Auto & Home:
Net income (loss) available to MetLife, Inc.’s common shareholders	$57	$71
Less: Net investment gains (losses)	—	(1)

Operating earnings available to common shareholders	$57	$72

Total International Operations: (2), (5)
Net income (loss) available to MetLife, Inc.’s common shareholders	$399	$113
Less: Net investment gains (losses)	(159)	(34)
Less: Net derivative gains (losses)	68	6
Less: Other adjustments to continuing operations	(42)	(35)
Less: Provision for income tax (expense) benefit	33	24
Less: Income (loss) from discontinued operations, net of income tax	(61)	3
Add: Net income (loss) attributable to noncontrolling interest	7	(2)

Operating earnings available to common shareholders	$567	$147

Japan:
Net income (loss) available to MetLife, Inc.’s common shareholders	$262	$—
Less: Net investment gains (losses)	(47)	—
Less: Net derivative gains (losses)	(8)	—
Less: Other adjustments to continuing operations	11	—
Less: Provision for income tax (expense) benefit	16	—

Operating earnings available to common shareholders	$290	$—

Other International Regions: (2)
Net income (loss) available to MetLife, Inc.’s common shareholders	$137	$113
Less: Net investment gains (losses)	(112)	(34)
Less: Net derivative gains (losses)	76	6
Less: Other adjustments to continuing operations	(53)	(35)
Less: Provision for income tax (expense) benefit	17	24
Less: Income (loss) from discontinued operations, net of income tax	(61)	3
Add: Net income (loss) attributable to noncontrolling interest	7	(2)

Operating earnings available to common shareholders	$277	$147

Banking, Corporate & Other:
Net income (loss) available to MetLife, Inc.’s common shareholders	$(294)	$(105)
Less: Net investment gains (losses)	2	(8)
Less: Net derivative gains (losses)	(80)	(19)
Less: Other adjustments to continuing operations	(57)	(20)
Less: Provision for income tax (expense) benefit	44	17
Add: Net income (loss) attributable to noncontrolling interest	—	1
Add: Preferred stock redemption premium (3)	146	—

Operating earnings available to common shareholders	$(57)	$(74)

(1)	In the first quarter of 2011, management modified its definition of operating earnings and operating earnings available to common shareholders to exclude impacts related to certain variable annuity guarantees and market value adjustments associated with surrenders or terminations of contracts to better conform to the way it manages and assesses its business. Operating earnings and operating earnings available to common shareholders results for prior periods have been adjusted to conform to this modified definition.

(2)	During the first quarter of 2011, MetLife, Inc. entered into a definitive agreement to sell its wholly-owned subsidiary, MetLife Taiwan Insurance Company Limited (“MetLife Taiwan”), to a third-party. The operations and financial position of MetLife Taiwan have been reflected as discontinued operations in the consolidated statements of operating earnings available to common shareholders and consolidated balance sheets.

(3)	On March 8, 2011, MetLife, Inc. repurchased and canceled the 6,857,000 shares of convertible preferred stock issued to AM Holdings LLC (formerly known as ALICO Holdings LLC) in connection with the financing of the acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) in November 2010. This resulted in a preferred stock redemption premium of $146 million.

(4)	In the first quarter of 2011, management realigned the reporting of net derivative gains (losses) related to certain income annuity products to better conform to the way it manages and assesses its business. These net derivative gains (losses) results, which were previously reported in the Corporate Benefit Funding segment, are now reported in the Retirement Products segment.

(5)	In the first quarter of 2011, the Company began reporting the results of its international operations as two separate segments to reflect a change in the manner in which the financial results are reviewed and evaluated by executive management. The assets, liabilities and the operating results relating to the acquisition of ALICO are included in Japan and Other International Regions segments. The Japan segment is comprised of the business acquired in the acquisition of ALICO. Prior period results have been adjusted to conform to this new presentation of segments.